Exhibit 24.1


                                October 24, 2003


Thomas A. Fanning                             Wayne Boston
The Southern Company                          Southern Company Services, Inc.
270 Peachtree Street, N.W.                    241 Ralph McGill Boulevard
Atlanta, Georgia  30303                       Atlanta, Georgia 30308

Dear Sirs:

         Alabama Power Company proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933 with respect to its first mortgage bonds, preferred stock and debt instruments and preferred securities of a statutory business trust or trusts (or other special purpose entity or entities) and related guarantee or guarantees of Alabama Power Company, in any combination of such securities, in an aggregate amount of not more than an additional $1.2 billion.

         Alabama Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney (with full power of substitution) for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the aforementioned registration statement or statements and appropriate amendment or amendments thereto (including post-effective amendments), to be accompanied in each case by a prospectus and any appropriately amended prospectus or supplement thereto and any necessary exhibits.

         Alabama Power Company hereby authorizes you or any one of you to execute said registration statement or statements and any amendments thereto (including post-effective amendments) on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

         The undersigned directors and officers of Alabama Power Company hereby authorize you or any one of you to sign said registration statement or statements on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement or statements by appropriate amendment or amendments (including post-effective amendments) and to file the same as aforesaid.

                                           Yours very truly,

                                           ALABAMA POWER COMPANY


                                           By /s/Charles D. McCrary
                                               Charles D. McCrary
                                    President and Chief Executive Officer

      /s/Whit Armstrong                                 /s/Malcolm Portera
       Whit Armstrong                                     Malcolm Portera



_____________________________                           /s/Robert D. Powers
       David J. Cooper                                   Robert D. Powers



    /s/H. Allen Franklin                                /s/C. Dowd Ritter
     H. Allen Franklin                                    C. Dowd Ritter



     /s/R. Kent Henslee                                /s/James H. Sanford
      R. Kent Henslee                                   James H. Sanford



    /s/Carl E. Jones, Jr.                              /s/William F. Walker
     Carl E. Jones, Jr.                                  William F. Walker



     /s/Patricia M. King                                /s/James W. Wright
      Patricia M. King                                    James W. Wright



     /s/James K. Lowder                                /s/John Cox Webb, IV
       James K. Lowder                                   John Cox Webb, IV



  /s/Wallace D. Malone, Jr.                         /s/William B. Hutchins, III
   Wallace D. Malone, Jr.                            William B. Hutchins, III



    /s/Charles D. McCrary                                /s/Art P. Beattie
     Charles D. McCrary                                   Art P. Beattie

Extract from minutes of meeting of the board of directors of Alabama Power Company.

                             - - - - - - - - - - - -

         RESOLVED FURTHER: That for the purpose of signing and filing with the Securities and Exchange Commission a Registration Statement or Statements under the Securities Act of 1933 with respect to the issue and sale of first mortgage bonds, preferred stock and debt instruments and preferred securities of a statutory business trust or trusts (or other special purpose entity or entities) and related guarantee or guarantees by Alabama Power Company, and of amending such Registration Statement or Statements or remedying any deficiencies with respect thereto by appropriate amendment or amendments (both before and after such Statement or Statements become effective), Alabama Power Company, the members of its Board of Directors and its officers are authorized to give their several powers of attorney to Thomas A. Fanning and Wayne Boston in substantially the form of power of attorney presented to this meeting; and

                             - - - - - - - - - - - -

     The undersigned officer of Alabama Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of The Southern Company, duly held on October 24, 2003, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated:  December 5, 2003                     ALABAMA POWER COMPANY


                                             By /s/Wayne Boston
                                                 Wayne Boston
                                              Assistant Secretary